                                  EXHIBIT 99.1

NEWS      NOBLE CORPORATION
          13135 SOUTH DAIRY ASHFORD, SUITE 800          [NOBLE CORPORATION LOGO]
          SUGAR LAND, TX 77478
          PHONE: 281-276-6100  FAX: 281-491-2092

================================================================================

             NOBLE REPORTS FOURTH QUARTER AND FULL YEAR 2002 RESULTS

         SUGAR LAND, Texas, January 30, 2003 -- Noble Corporation reported net income for the fourth quarter of 2002 of $51.5 million, or $0.39 per diluted share, on operating revenues of $251.1 million, compared to net income of $63.5 million, or $0.48 per diluted share, on operating revenues of $264.5 million for the fourth quarter of 2001. Net income for the year ended December 31, 2002 was $209.5 million, or $1.57 per diluted share, on operating revenues of $986.4 million, compared to net income of $262.9 million, or $1.96 per diluted share, on operating revenues of $1,029.8 million for the year ended December 31, 2001.

         At December 31, 2002, the Company's consolidated balance sheet reflected $1.99 billion in shareholders' equity, $192.5 million in cash and cash equivalents, and $670.1 million in total debt. The Company financed the previously announced purchase of jackup drilling units from a subsidiary of Schlumberger with $125 million drawn from its credit facility, which bears interest currently at 1.81 percent. The interest rate on this borrowing adjusts periodically with LIBOR. During 2002, the Company repurchased 1,055,000 of its ordinary shares at a total cost of $34.0 million, including 300,000 during the fourth quarter at a total cost of $11.0 million.

         James C. Day, Chairman and Chief Executive Officer, said, "While 2002 was challenging, the Company achieved a 10 percent return on capital employed, the highest in the drilling sector. With events still evolving in Iraq, a new dimension is added in attempting to forecast activity levels in 2003. However, the Company is positioned to continue to deliver superior returns relative to its peer group. Management's focus and financial discipline will be the differentiating factors."

            Offshore contract drilling services revenues from deepwater drilling units (capable of drilling in 4,000 feet and greater) accounted for approximately 35 percent and 37 percent of the Company's total offshore contract drilling services revenues for the fourth quarter of 2002 and 2001, respectively. The Company currently operates five deepwater semisubmersibles in the Gulf of Mexico and one deepwater semisubmersible and three deepwater drillships offshore Brazil. Offshore contract drilling services revenues from international sources accounted for approximately 70 percent and 62 percent of the Company's total offshore contract drilling services revenues for the fourth quarter of 2002 and 2001, respectively. Results for the fourth quarter of 2002 were adversely impacted by continued soft market conditions in the U.S. Gulf of Mexico. The average dayrate for the Company's domestic jackup rigs was $29,927 in the fourth quarter of 2002 compared to $44,990 in the fourth quarter of 2001. However, utilization on these rigs increased from 65 percent in the fourth quarter of 2001 to 82 percent in the fourth quarter of 2002. Despite full utilization on our deepwater assets in the U.S. Gulf of Mexico this quarter, compared to 89 percent in the fourth quarter of 2001, the average dayrate on these units decreased in the fourth quarter year-on-year. The average dayrate on these units was $112,296 in the fourth quarter of 2002, down 24 percent from the same quarter of 2001. The average dayrate on the Company's international rigs decreased to $58,264 in the fourth quarter of 2002 from $62,088 in the fourth quarter of 2001. Utilization on these rigs was consistent between the fourth quarters of 2002 and 2001 at 95 percent.

         Day said, "With the acquisition of two jackups, two semisubmersibles and options to purchase two additional jackups, the Company has positioned itself to participate in an improving drilling market, which should occur late in 2003."

         Noble Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company's fleet of 55 offshore drilling units located in key markets worldwide. The Company's fleet of floating deepwater units consists of 13 semisubmersibles and three dynamically positioned drillships, seven of which are designed to operate in water depths greater than 5,000 feet. The Company's premium fleet of 36 independent leg, cantilever jackup rigs includes 22 units that operate in water depths of 300 feet and greater, four of which operate in water depths of 360 feet and greater, and 11 units that operate in water depths up to 250 feet. In addition, the Company's fleet includes three submersible units. Nine of the Company's units are capable of operating in harsh environments. Approximately two-thirds of the fleet is currently deployed in international markets, principally including the North Sea, Brazil, West Africa, the Middle East, Mexico and India. The Company provides technologically advanced drilling-related products and services designed to create value for our customers. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company's ordinary shares are traded on the New York Stock Exchange under the symbol "NE".

         This news release may contain "forward-looking statements" about the business, financial performance and prospects of the Company. Statements about the Company's or management's plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company's filings with the U.S. Securities and Exchange Commission.

         Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.


                                      ###

NOBLE CORPORATION AND SUBSIDIARIES
SUMMARY OF RESULTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

                                                         Quarter Ended December 31,
                                                       -----------------------------
                                                          2002                2001
                                                       ---------           ---------
Operating Revenues                                     $ 251,107           $ 264,525
Operating Costs and Expenses                            (187,913)           (171,743)
                                                       ---------           ---------
Operating Income                                          63,194              92,782
Other Income (Expense), Net                               (5,992)             (8,416)
                                                       ---------           ---------
Income Before Income Taxes                                57,202              84,366
Income Tax Provision                                      (5,720)            (20,880)
                                                       ---------           ---------
Net Income                                             $  51,482           $  63,486
                                                       =========           =========
Earnings Per Share:
   Basic                                               $    0.39           $    0.48
   Diluted                                             $    0.39           $    0.48

Weighted Average Shares Outstanding:
   Basic                                                 131,935             132,056
   Diluted                                               133,029             132,882

--------------------------

NOBLE CORPORATION AND SUBSIDIARIES
SUMMARY OF RESULTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

                                                        Year Ended December 31,
                                                    ---------------------------------
                                                        2002                  2001
                                                    -----------           -----------
Operating Revenues                                  $   986,356           $ 1,029,760
Operating Costs and Expenses                           (711,355)             (645,473)
                                                    -----------           -----------
Operating Income                                        275,001               384,287
Other Income (Expense), Net                             (31,676)              (35,815)
                                                    -----------           -----------
Income Before Income Taxes                              243,325               348,472
Income Tax Provision                                    (33,822)              (85,550)
                                                    -----------           -----------
Net Income                                          $   209,503           $   262,922
                                                    ===========           ===========

Earnings Per Share:
   Basic                                            $      1.58           $      1.98
   Diluted                                          $      1.57           $      1.96

Weighted Average Shares Outstanding:
   Basic                                                132,204               132,911
   Diluted                                              133,452               134,174

---------------------------


NC-282
01/30/03

For additional information, contact:
John T. Rynd, Vice President - Investor Relations, Noble Drilling Services Inc. Noble Corporation, 281-276-6100

                                  [NOBLE LOGO]

                                NOBLE CORPORATION
                         Quarter Ended December 31, 2002

                  SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA

                                NOBLE CORPORATION
                   QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
         QUARTER ENDED DECEMBER 31, 2002 AND CERTAIN PRECEDING QUARTERS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                               QUARTER ENDED
                                                  ---------------------------------------------------------------------------
                                                   12/31/02     9/30/02      6/30/02      3/31/02      12/31/01     9/30/01
                                                  ----------   ----------   ----------   ----------   ----------   ----------

OPERATING REVENUES:
    Contract drilling services                    $  230,810   $  223,882   $  234,922   $  220,805   $  244,252   $  257,926
    Reimbursables                                      5,889        5,735        7,248        7,311        4,518        7,839
    Labor contract drilling services                   6,164        5,593        6,735        7,924        7,858        7,976
    Engineering, consulting and other                  8,244        4,660        4,740        5,694        7,897        6,536
                                                  ----------   ----------   ----------   ----------   ----------   ----------
                                                     251,107      239,870      253,645      241,734      264,525      280,277
                                                  ----------   ----------   ----------   ----------   ----------   ----------

OPERATING COSTS AND EXPENSES:
    Contract drilling services                       129,231      124,105      121,161      114,132      118,132      114,013
    Reimbursables                                      5,392        5,151        6,254        6,261        4,025        7,485
    Labor contract drilling services                   4,847        4,690        5,087        6,327        6,291        6,817
    Engineering, consulting and other                  9,882        6,379        5,459        4,904        5,761        5,237
    Depreciation and amortization                     32,235       31,387       31,239       30,293       31,206       30,314
    Selling, general and administrative                6,326        5,230        6,171        9,212        6,328        5,114
                                                  ----------   ----------   ----------   ----------   ----------   ----------
                                                     187,913      176,942      175,371      171,129      171,743      168,980
                                                  ----------   ----------   ----------   ----------   ----------   ----------

OPERATING INCOME                                      63,194       62,928       78,274       70,605       92,782      111,297

OTHER INCOME (EXPENSE):
    Interest expense                                 (11,043)     (10,288)     (10,591)     (10,700)     (11,218)     (11,578)
    Other, net                                         5,051        2,218        1,939        1,738        2,802        2,017
                                                  ----------   ----------   ----------   ----------   ----------   ----------

INCOME BEFORE INCOME TAXES                            57,202       54,858       69,622       61,643       84,366      101,736

INCOME TAX PROVISION                                  (5,720)      (5,705)     (12,184)     (10,213)     (20,880)     (24,766)
                                                  ----------   ----------   ----------   ----------   ----------   ----------

NET INCOME                                        $   51,482   $   49,153   $   57,438   $   51,430   $   63,486   $   76,970
                                                  ==========   ==========   ==========   ==========   ==========   ==========


EARNINGS PER SHARE-DILUTED                        $     0.39   $     0.37   $     0.43   $     0.39   $     0.48   $     0.58
                                                  ==========   ==========   ==========   ==========   ==========   ==========

WEIGHTED AVERAGE SHARES OUTSTANDING-DILUTED          133,029      133,357      134,132      133,291      132,882      132,809
                                                  ==========   ==========   ==========   ==========   ==========   ==========

                                NOBLE CORPORATION
                    QUARTERLY CONSOLIDATED BALANCE SHEET DATA
         QUARTER ENDED DECEMBER 31, 2002 AND CERTAIN PRECEDING QUARTERS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                              AS OF
                                          ----------------------------------------------------------------------------
                                            12/31/02     9/30/02      6/30/02      3/31/02     12/31/01      9/30/01
                                          -----------  -----------  -----------  -----------  -----------  -----------
Cash and cash equivalents (1)             $   201,177  $   196,277  $   204,883  $   187,772  $   246,075  $   186,673

Total current assets                          465,643      455,112      490,792      462,044      494,049      438,367

Property and equipment (net)                2,471,043    2,305,039    2,274,737    2,227,723    2,149,217    2,139,907

Total assets                                3,065,670    2,882,333    2,881,933    2,797,816    2,750,740    2,684,631

Total current liabilities                     273,187      207,522      220,447      196,241      207,549      195,425

Current maturities of long-term debt           80,577       62,719       61,714       58,545       55,430       52,370

Total debt                                    670,139      560,440      580,494      593,127      605,561      617,800

Total liabilities                           1,071,631      934,408      963,312      952,300      972,421      964,415

Shareholders' equity                        1,994,039    1,947,925    1,918,621    1,845,516    1,778,319    1,720,216


----------

(1) Includes amounts classified as restricted cash of $8.7 million at December 31, 2002 and September 30, 2002, $7.2 million at June 30, 2002 and March 31, 2002, $9.4 million at December 31, 2001 and $7.3 million at September 30, 2001. Does not include amounts classified as investment in marketable securities of $66.1 million, $56.8 million, $50.0 million, $39.8 million, $35.3 million and $26.1 million at December 31, 2002, September 30, 2002, June 30, 2002, March 31, 2002,
         December 31, 2001 and September 30, 2001, respectively.

                                NOBLE CORPORATION
                   CONSOLIDATED FINANCIAL AND OPERATIONAL DATA
   (IN THOUSANDS, EXCEPT UTILIZATION AMOUNTS, OPERATING DAYS, AVERAGE DAYRATES
                              AND MARKETABLE RIGS)


                                                                         UNAUDITED
                                          -----------------------------------------------------------------------
                                            4TH QUARTER 2002         4TH QUARTER 2001              2002
                                          ----------------------- ----------------------- -----------------------
                                          Domestic  International Domestic  International Domestic  International
                                          --------- ------------- --------- ------------- --------- -------------
REVENUES
--------

OFFSHORE
        Drilling                          $  68,546   $ 162,264   $  91,887   $ 152,365   $ 290,130   $ 620,289
        Labor                                    --       6,164          --       7,858          --      26,416

ENGINEERING, CONSULTING AND OTHER             4,977       3,267       3,655       4,242      12,141      11,197


DIRECT EXPENSES
---------------

OFFSHORE
        Drilling                          $  35,630   $  93,601   $  42,845   $  75,287   $ 162,799   $ 325,830
        Labor                                    --       4,847          --       6,291          --      20,951

ENGINEERING, CONSULTING AND OTHER             6,575       3,307       2,533       3,228      16,717       9,907


STATISTICS
----------

OFFSHORE DRILLING
        Utilization                              86%         95%         71%         95%         84%         95%
        Operating Days                        1,080       2,785       1,174       2,454       4,934      10,052
        Average Dayrate                   $  63,469   $  58,264   $  78,268   $  62,088   $  58,802   $  61,708
        Marketable Rigs - period end             13          35          18          29          13          35


Note:  This schedule excludes reimbursables.


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